Exhibit 1.1

JINXIN TECHNOLOGY HOLDING COMPANY

UNDERWRITING AGREEMENT

[●], 2024

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned, Jinxin Technology Holding Company, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below and if there are no underwriters other than the Representative, references to multiple underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as underwriter), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which EF Hutton LLC is acting as the representative to the several Underwriters (in such capacity, the “Representative”) to issue and sell an aggregate of [●] American Depositary Shares (“Firm ADSs”), each representing [●] ordinary share[s] of the Company, par value US$0.00001428571428 per share (“Ordinary Shares”). The Company has also granted to the Representative an option to purchase up to [●] additional ADSs, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional ADSs”). The Firm ADSs and any Additional ADSs purchased pursuant to this Agreement are herein collectively referred to as the “ADSs.” The Ordinary Shares represented by the Firm ADSs are herein referred to collectively as the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are herein referred to collectively as the “Additional Shares”. The Firm Shares and the Additional Shares are herein referred to collectively as the “Shares.” The offering and sale of the ADSs contemplated by this Agreement is referred to herein as the “Offering.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [●], 2024, among the Company, [●], as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Shares deposited pursuant to the Deposit Agreement.

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-273884), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offering included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [5:00] pm, Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2024. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. The Registration Statement and any post-effective amendment to the Registration Statement , at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment to the Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, Pricing Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and the allocation of shares between the Underwriters in the “Underwriting” section in the Prospectus, and (iii) the sub-sections titled “Stabilization, Short Positions and Penalty Bids,” “Electronic Offer, Sale and Distribution of ADSs,” and “Selling Restrictions” in each case under the caption “Underwriting” in the Prospectus (the “Underwriters Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriters Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the ADSs and the Shares. The Shares to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined below under Section 1(r)) imposed by the Company. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Company has a sufficient number of authorized ADSs and Ordinary Shares for the issuance of the maximum number of ADSs and Shares issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m) Independent Accountant. WWC, P.C. (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Except as otherwise disclosed in the Disclosure Package, each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by U.S. generally accepted accounting principles (“U.S. GAAP”)). Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as included therein, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained therein.

(o) Incorporation and Good Standing. The Company has been duly formed and is validly existing and in good standing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package or the Prospectus.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Shares and the ADSs, when issued and delivered as provided in this Agreement and the Deposit Agreement, will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares, par value US$0.00001428571428 per share, have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the ADSs and the Shares. Except as set forth in the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares or ADSs to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its amended and restated memorandum and articles of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and Deposit Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the ADSs under the Securities Act, the registration of the Ordinary Shares and the ADSs under the Exchange Act, and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r) Subsidiaries and Consolidated Affiliated Entity. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) and each of the entities which the Company indirectly controls through contractual arrangements (each a “Consolidated Affiliated Entity” and collectively the “Consolidated Affiliated Entities”) has been identified on Schedule E hereto. Each of the Subsidiaries and the Consolidated Affiliated Entities has been duly formed, is validly existing under the laws of Hong Kong or the People’s Republic of China (the “PRC”), as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company, its Subsidiaries and the Consolidated Affiliated Entities, taken as a whole. Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are either paid in accordance with its articles of association or not paid but still within the payment schedule of its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”); all of the equity or sponsorship interests in the Consolidated Affiliated Entities have been duly and validly authorized and issued, are either paid in accordance with its articles of association or not paid but still within the payment schedule of its articles of association and non-assessable and are owned as described in the Prospectus, and, except for Liens pursuant to the VIE Agreements (as defined below), free and clear of all Liens. None of the outstanding share capital or equity interest in any Subsidiary or the Consolidated Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or the Consolidated Affiliated Entity. All of the currently effective constitutive or organizational documents of each Subsidiary and the Consolidated Affiliated Entity comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries and the Consolidated Affiliated Entities, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, any Subsidiary or Consolidated Affiliated Entity, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company, any Subsidiary or Consolidated Affiliated Entity, and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company, any Subsidiary or Consolidated Affiliated Entity exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s, its Subsidiaries’ or the Consolidated Affiliated Entities’ employees is a member of a union that relates to such employee’s relationship with the Company, such Subsidiary or Consolidated Affiliated Entity, and neither the Company nor any of its Subsidiaries nor the Consolidated Affiliated Entities is a party to a collective bargaining agreement, and the Company, its Subsidiaries and Consolidated Affiliated Entities believe that their relationships with their employees are good. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company, any of its Subsidiaries or Consolidated Affiliated Entities to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus, the Company, its Subsidiaries and Consolidated Affiliated Entities are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus, neither the Company or any Subsidiary or Consolidated Affiliated Entity, nor to the knowledge of the Company, any director or officer of the Company, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there has not been, and to the knowledge of the Company, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. Each of the Company, its Subsidiaries and the Consolidated Affiliated Entities owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) neither the Company nor any Subsidiary or Consolidated Affiliated Entity has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company, its Subsidiaries and the Consolidated Affiliated Entities are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company, its Subsidiaries or the Consolidated Affiliated Entities has been obtained or is being used by the Company, its Subsidiaries or the Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company, the Subsidiaries or the Consolidated Affiliated Entities or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) neither the Company, nor any Subsidiary or Consolidated Affiliated Entity is subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, its Subsidiaries and the Consolidated Affiliated Entities possess such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct their respective business, and neither the Company nor its Subsidiaries and the Consolidated Affiliated Entities have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, its Subsidiaries and the Consolidated Affiliated Entities have good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company, its Subsidiaries and the Consolidated Affiliated Entities are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, its Subsidiaries and the Consolidated Affiliated Entities.

(w) Tax Law Compliance. Except as otherwise disclosed in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus, the Company, its Subsidiaries and the Consolidated Affiliated Entities have each filed necessary income tax returns or has timely and properly filed requested extensions thereof and has paid taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the ADSs and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) [Intentionally Omitted]

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the ADSs.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. To the extent required, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. The Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. (i) Neither the Company, its Subsidiaries and the Consolidated Affiliated Entities nor, to the knowledge of the Company, any director, officer, or employee of the Company, its Subsidiaries and the Consolidated Affiliated Entities, or any other person authorized to act on behalf of the Company, its Subsidiaries and the Consolidated Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or Consolidated Affiliated Entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. Neither the Company, its Subsidiaries and the Consolidated Affiliated Entities, nor, to the knowledge of the Company, any director, officer, or employee of the Company, its Subsidiaries and the Consolidated Affiliated Entities or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(gg) Compliance with Sarbanes-Oxley Act of 2002. The Company has taken all reasonably necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh) Exchange Act Filing. A registration statement in respect of the ADSs has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(jj) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(kk) CSRC Filings. The Company has completed its filings with the China Securities Regulatory Commission (“CSRC”), which has provided its consent or approval for Company’s overseas listing. The information provided by the Company during the filing procedures in accordance with the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and its guidelines (collectively, the “Trial Measures”) as released by CSRC is true and accurate in all material respects and no material fact has been omitted from such description which would make it misleading.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the ADSs, and the delivery of the ADSs to or for the account of the Underwriters.

(mm) Compliance with SAFE Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company has taken reasonable steps to cause the Company’s principal shareholders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (“SAFE”) relating to such shareholders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(i) Except as disclosed in the Disclosure Package, Registration Statement and the Prospectus, the issuance and sale of the ADSs, the listing and trading of the ADSs, on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules as amended as of the date hereof (collectively, the “M&A Rules and Related Clarifications”).

(ii) Except as disclosed in the Disclosure Package, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the ADSs, the listing and trading of the ADSs, on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement.

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(pp) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the ADSs hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement and the Prospectus set forth as of June 30, 2023 all outstanding secured and unsecured Indebtedness of the Company, each Subsidiary and Consolidated Affiliated Entity, or for which the Company, any Subsidiary or Consolidated Affiliated Entity has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary or Consolidated Affiliated Entity is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the ADSs or the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the ADSs or the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(rr) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the ADSs to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(uu) Variable Interest Entity Structure and Valid Title. Each of Shanghai Mihe Information Technology Co., Ltd. (“WFOE”), Shanghai Jinxin Network Technology Co., Ltd. (“VIE”), and each of the VIE’s subsidiaries, is a limited liability company organized under the laws of the PRC and has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the knowledge of the Company, such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law; and the VIE does not own, operate, manage or has any other right or interest in any other material real property of any kind, except as described in the Registration Statement, the Prospectus or the Disclosure Package.

(vv) VIE Agreements.

i. The description of the corporate structure of the Company and each of the contracts among WFOE, the VIE and the VIE’s shareholders. (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Prospectus under the caption “Corporate History and Structure – Contractual Arrangements with the VIE and Its Shareholders” and filed as Exhibits 10.3 through 10.8 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

ii. Each VIE Agreement has been duly authorized, executed and delivered by WFOE, the VIE and the VIE’s shareholders and constitutes a valid and legally binding obligation of WFOE, the VIE and the VIE’s shareholders, enforceable in accordance with its respective terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the VIE Agreement; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Registration Statement or the Prospectus, the corporate structure of the Company, including WFOE, the VIE and the VIE’s subsidiaries, complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor any of the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Consolidated Affiliated Entities or, to the Company’s knowledge, against the shareholders of the Consolidated Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

iii. The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Consolidated Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Consolidated Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Consolidated Affiliated Entities is subject. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement is in full force and effect and none of WFOE, the VIE and the VIE’s shareholders is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of WFOE, the VIE and the VIE’s shareholders has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

SECTION 2. Firm ADSs and Additional ADSs.

(a) Purchase of Firm ADSs. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm ADSs at a purchase price (net of discounts)1 of (i) $[●] per ADS with respect to investors introduced to the Company by the Underwriters or (ii) $[●] per ADS with respect to investors introduced by the Company. The Underwriters agree to purchase from the Company the Firm ADSs in such amounts as set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm ADSs. Delivery of and payment for the Firm ADSs shall be made at 10:00 A.M., Eastern time, on the third (3rd) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Representative and the Company, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Firm ADSs is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm ADSs, is referred to herein as the “Closing.” Payment for the Firm ADSs shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm ADSs (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm ADSs shall be registered in such names and in such denominations as the Underwriters may request in writing at least two Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm ADSs for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm ADSs except upon tender of payment by the Underwriters for all the Firm ADSs.

[1]	9% or 4.5%, as applicable

(c) Additional ADSs. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”), exercisable for 45 days after the closing of the offering, to purchase up to an additional [●]2 ADSs (the “Additional ADSs”), in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Representative’s sole discretion, for Additional ADSs.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative on or within 45 days after the Closing Date. The purchase price to be paid per Additional ADS shall be equal to the price per Firm ADS in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional ADSs prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional ADSs to be purchased and the date and time for delivery of and payment for the Additional ADSs (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional ADSs does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional ADSs, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional ADSs specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional ADSs.

(e) Delivery and Payment of Additional ADSs. Payment for the Additional ADSs shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Additional ADSs (or through the facilities of DTC) for the account of the Underwriters. The Additional ADSs shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional ADSs except upon tender of payment by the Underwriters for applicable Additional ADSs. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm ADSs and Additional ADSs.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters, with respect to any ADSs sold to investors in this Offering, (i) a nine percent (9%) underwriting discount for investors introduced to the Company by the Underwriters or (ii) a four and a half percent (4.5%) discount for investors introduced by the Company.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

[2]	15% of the Firm ADSs

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the Offering in the manner consistent with the application thereof described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The ADSs have been duly authorized for listing on the Nasdaq Global Market, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date, if any; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Global Market.

(k) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 590 Madison Avenue 39th Floor, New York, NY, 10022 Attn: Joseph Rallo (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) Company Lock-Up.

(i) The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of a hundred and eighty (180) days after the closing the Offering (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any ADS, Ordinary Share or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, Ordinary Shares or any such other securities, whether any such transaction described in clause (i), (ii)) or (iii) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement; (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any ADS, Ordinary Share or such securities. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii) The restrictions contained in Section 3(n)(i) hereof shall not apply to: (i) the ADSs or the Shares to be sold hereunder, (ii) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of the Company under any equity compensation plan of the Company and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

SECTION 4. Payment of Fees and Expenses. The Company has agreed to pay the reasonable and documented out-of-pocket accountable expenses of the Representative in total up to $229,500. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all filing fees and expenses relating to the registration of the ADSs with the Commission; (ii) all fees and expenses relating to the listing of the ADSs on a national exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the "blue sky" securities laws of such states and other jurisdictions as EF Hutton may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company's "blue sky" counsel, which will be EF Hutton's counsel) unless such filings are not required in connection with the Company's proposed listing on a national exchange, if applicable; (iv) all fees, expenses and disbursements relating to the registration, qualification or exemption of the ADSs under the securities laws of such foreign jurisdictions as Representative may reasonably designate; (v) the costs of all mailing and printing of the Offering documents; (vi) transfer and/or stamp taxes, if any, payable upon the transfer of ADSs from the Company to Representative; (vii) the fees and expenses of the Company’s accountants; (viii) all filing fees and communication expenses associated with the review of the Offering by FINRA; (ix) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative; (x) up to $20,000 of Representative’s actual accountable road show expenses for the Offering; (xi) the $29,500 cost associated with Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (xii) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and (xiii) the fees for Representative’s legal counsel, in an amount not to exceed $175,000. For the sake of clarity, it is understood and agreed that the Company shall be responsible for Representative’s external counsel legal costs detailed in this Section irrespective of whether the Offering is consummated or not, subject to a cap of $100,000 in total expenses in the event that there is not a Closing. The Company has advanced $50,000 to the Representative to cover its out-of-pocket expenses (the “Advance”). The Advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

In addition, the Company agrees to pay to the Representative at the Closing or Option Closing, as applicable, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds raised at the Closing and at the Option Closing, as applicable.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the ADSs as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date, if any, as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, if any, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(e) Officers’ Certificate. On the Closing Date and the Option Closing Date, as applicable, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus, if any and this Agreement, to the effect that, to the knowledge of such individual:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date or Option Closing Date, if applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, if applicable;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the ADSs or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company, the Subsidiaries and the Consolidated Affiliated Entities taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, the Subsidiaries and the Consolidated Affiliated Entities taken as a whole, incurred by the Company, any Subsidiary or Consolidated Affiliated Entity, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into ADSs of the Company) or outstanding indebtedness of the Company, any Subsidiary or Consolidated Affiliated Entity (except for the conversion of such indebtedness into ADSs of the Company); (e) any dividend or distribution of any kind declared, paid or made on ADSs of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company, any Subsidiary or Consolidated Affiliated Entity which has been sustained or will have been sustained which has a Material Adverse Effect.

(f) Secretary’s Certificate. On the Closing Date and/or the Option Closing Date, as applicable, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer/Chief Operating Officer of the Company, dated such Closing Date, certifying: (i) that each of the Company’s Articles of Association and Memorandum of Association, as amended and restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ and Consolidated Affiliated Entities’ articles of association, memorandum of association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries and the Consolidated Affiliated Entities (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate.

(g) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and/or the Option Closing Date.

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, shareholders and option holders of the Company’s ADSs, Ordinary Shares or securities convertible into or exercisable for the ADSs or Ordinary Shares prior to the Offering listed on Schedule D hereto.

(i) Exchange Listing. The ADSs to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date and/or the Option Closing Date, as applicable, the Representative shall have received

(i)	the favorable opinion of Kirkland & Ellis International LLP, U.S. securities counsel to the Company, dated as of such date, addressed to the Representative, including negative assurances, in form and substance reasonably satisfactory to the Representative;

(ii)	the favorable opinion of Campbells, Cayman Islands counsel to the Company, in form and substance reasonably satisfactory to the Representative; and

(iii)	the favorable opinion of DeHeng Law Offices, PRC counsel to the Company, in form and substance reasonably satisfactory to the Representative.

The Representative shall rely on the opinions of (i) the Company’s Cayman Islands counsel, Campbells, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the ADSs and due authorization, execution and delivery of the Agreement and (ii) the Company’s PRC counsel, DeHeng Law Offices, filed as Exhibit 8.2 to the Registration Statement.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Deposit Agreement. The Company and the Depositary shall have executed and delivered to the Representative the Deposit Agreement, and the Deposit Agreement shall be in full force and effect at the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(m) Certificate of the Depositary. On or before the Closing Date, the Representative shall have received a certificate of the Depositary, in form and substance satisfactory to the Representative, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company on or before the Closing Date, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(n) Additional Documents. On or before the Closing Date and/or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(r) Opinions of Counsel to the Depositary. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received an opinion, dated as of such dates, of [●], counsel for the Depositary, reasonably satisfactory in form and substance to the Representative.

(s) ADSs. On or prior to the Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date and/or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of reasonable out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of its respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriters Indemnified Parties,” and each a “Underwriters Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriters Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriters Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriters Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriters Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the Offering shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by written notice given to the Company if at any time (i) trading or quotation in the Company’s ADSs shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the ADSs in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the ADSs; or (iv) regulatory approval (including but not limited to NASDAQ approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the ADSs or to enforce contracts for the sale of the ADSs. Except as otherwise stated in this section, the Agreement may not be terminated by the Company prior to the Closing Date, other than for “Cause.”

Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Representative for only those out-of-pocket expenses (including the reasonable fees and expenses of its counsel, and expenses associated with a due diligence report), actually incurred and documented by the Representative in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $100,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the ADSs; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the ADSs sold hereunder and any termination of this Agreement.

Section 11. Right of First Refusal; Tail Financing.

(a) Right of First Refusal. The Company agrees that it shall provide the Representative an irrevocable right of first refusal (“Right of First Refusal”) until 12 months after the date the Offering is completed to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings of the Company, or any successor to or any current or future subsidiary of the Company (collectively, “Future Services”). The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Future Services and the economic terms of such participation. For the avoidance of doubt, the Company shall not retain, engage, or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent for Future Services without the express written consent of the Representative.

(b) Tail Financing. The Representative shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the period (the “Engagement Period”) beginning January 13, 2023 and ending on the earlier of (i) December 31, 2024, or (ii) the final closing, if any, of the Offering (excluding any existing investor of the Company or its subsidiaries or affiliates), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company by the Representative in an offering in which the Company has direct knowledge of such party’s participation.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed to the parties hereto as follows:

If to the Representative:

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attn: Joseph Rallo

Email: jrallo@efhuttongroup.com

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022
Attn: Ying Li, Esq.; Guillaume de Sampigny, Esq.

Email: yli@htflawyers.com; gdesampigny@htflawyers.com

If to the Company:

Jinxin Technology Holding Company

Floor 8, Building D, Shengyin Building, Shengxia Road 666
Pudong District, Shanghai 201203
People’s Republic of China
Attn: Jun Jiang

Email: jason@namibox.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP

58th Floor, China World Tower A

No. 1 Jian Guo Men Wai Avenue

Chaoyang District, Beijing 100004

People’s Republic of China

Attn: Steve Lin, Esq.

Email: steve.lin@kirkland.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the ADSs as such merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 16. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

JINXIN TECHNOLOGY HOLDING COMPANY

By:
	Name:	Jin Xu
	Title:	CEO and Chairman

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

EF HUTTON, division of Benchmark Investments, LLC

By:
	Name:	Sam Fleischmann
	Title:	Supervisory Principal

SCHEDULE A

Underwriters	Number of Firm Shares
EF Hutton, division of Benchmark Investments, LLC	[●]
Total	[●]

SCHEDULE B

Issuer Free Writing Prospectus(es)

Free Writing Prospectus filed with the SEC on [●], 2024.

SCHEDULE C

Pricing Information

Number of Firm ADSs: [●]

Number of Additional ADSs: [●]

Public Offering Price per Firm ADS: [●]

Public Offering Price per Additional ADS: [●]

Underwriting Discount per Firm ADS: [●]

Underwriting Discount per Additional ADS: [●]

Proceeds to Company per Firm ADS (before expenses): [●]

Proceeds to Company per Additional ADS (before expenses): [●]

SCHEDULE D

Lock-Up Parties

Officers and Directors:

Jin Xu

Jun Jiang

Feifei Huang

Huazhen Xu

Xiyuan Yang

Anran You

Liwei Zhang

Shareholders:

Namibox Technology Limited

Zhong Mi Capital Ltd.

Rockbridge Angel Investments Limited

QM Angel I Limited

Talented Ventures III Limited

China Broadband Capital Partners III, L.P.

Wu Capital Limited

Pearson Education Asia Limited

Light Stream Holding Ltd

Option Holders:

Gang Luo

Miao Miao Huang

Hui Liu

Rui Cheng

Yin Xiang

Wei Fan

Xiaoli Qi

Honglong Yin

Xiangtao Kong

SCHEDULE E

Subsidiaries and Consolidated Affiliated Entities

Subsidiaries	Jurisdiction of Formation
Namibox Limited (Hong Kong)	Hong Kong
Shanghai Mihe Information Technology Co., Ltd.	PRC

The VIE	Jurisdiction of Formation
Shanghai Jinxin Network Technology Co., Ltd.	PRC

Subsidiaries of the VIE	Jurisdiction of Formation
Zhongjiao Enshi Education Technology (Shanghai) Co., Ltd.	PRC
Shanghai Pindu Education Technology Co., Ltd.	PRC
Shanghai Mouding Education Technology Co., Ltd.	PRC
Shanghai Jingche Network Technology Co., Ltd.	PRC

EXHIBIT A

Form of Lock-Up Agreement

As attached.

Lock-Up Agreement

[●], 2024

EF Hutton,

division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to EF Hutton, division of Benchmark Investments, LLC (the “Representative”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Jinxin Technology Holding Company, a Cayman Islands company (the “Company”), and the Representative, relating to the proposed public offering (the “Offering”) of the Company’s American Depositary Shares (the “ADSs”), each representing [●] of an ordinary share of the Company, par value US$0.00001428571428 per share (the “Ordinary Shares”). Initial capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Underwriting Agreement.

In order to induce the Underwriters (as defined in the Underwriting Agreement) to continue their efforts in connection with the Offering, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or an officer or director of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during the period beginning on and including the date of this Agreement through and including the date that is 180 days from the closing the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any ADSs or Ordinary Shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, ADSs or Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”)) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the ADSs, Ordinary Shares, or securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the ADSs or Ordinary Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer or director of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase ADSs, Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of ADSs. Ordinary Shares or other securities to the Company in connection with the issuance, vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of ADSs, Ordinary Shares of the Company held by the undersigned; provided, that, the ADSs or Ordinary Shares received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(6) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the transfer of party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of Ordinary Shares involving a Change of Control of the Company (as defined below), including voting in favor of any such transaction or taking any other action in connection with such transaction, that, in each case, has been approved by the board of directors of the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the ADSs or Ordinary Shares received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement. For purposes of this paragraph, “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than an Underwriters pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the total voting power of the voting securities of the Company (or the surviving entity);

(7) the Offering;

(8) transfers consented to, in writing by the Representative;

(9) transactions relating to ADSs or Ordinary Shares acquired in open market transactions after the completion of the Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transactions;

provided however, that in the case of any transfer described in clauses (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Beneficially Owned Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

If the undersigned is an officer or director of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Ordinary Shares, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned for the term of the Lock-Up Period.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of ADSs or Ordinary Shares, or (3) the withdrawal of the Registration Statement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:
# of Ordinary Shares Held by Signatory: